                           [LETTERHEAD OF DESTINEER]

March 5, 1997

FEDERAL EXPRESS

Mr. Robert Balascio
Bell Atlantic Paging
1719A Route 10, Suite 300
Parsippany, NJ 07054

Dear Bob:

This letter is written in connection with the execution of that certain Reseller Agreement between Bell Atlantic Paging, Inc. ("Reseller") and Destineer Corporation ("Destineer") to clarify the parties' intentions regarding the provisions set forth in Section 6(a) of the Agreement. Terms defined in the Agreement are used herein as therein defined unless otherwise indicted.

During the 36 and 48 month periods referenced in Sections 6(a)(i) and 6(a)(ii) of the Agreement, Reseller will be permitted to retain, as a maximum number of permitted previously authorized Devices in service for each category, the number of such Devices that were in service as of the beginning of the period. No additional previously authorized Devices may be added, but units previously in service may be reused during these periods. At the end of the respective periods, the previously authorized Devices then in service at that time will be permitted to remain in service; however, as those units are subsequently retired or disconnected, they must be replaced with authorized Devices. Destineer further warrants that, if Destineer or SkyTel makes available to any other reseller or customer a program or compensation for replacing or substituting such Devices, Reseller will be offered the same opportunity.

To evidence your agreement to the provisions set forth in this letter, please sign where indicated below and return the original of this letter to my attention for retention in Destineer's files.

Sincerely  yours,

/s/ Dave Warden

Dave Warden

General Manager, Major Affiliates

Agreed, this the 5th day of March, 1997.

BELL ATLANTIC PAGING, INC.



    /s/ Robert Balascio
    ----------------------------
By: Robert Balascio, President

                           [LETTERHEAD OF DESTINEER]


March 20, 1997


Mr. Robert Balascio
President
Bell Atlantic Paging
1719A, Route 10
Suite 300
Parsippany, NJ 07054

RE: Executed Copy of the New Destineer Contract

Dear Bob:

It's with great pleasure that I provide you with a signed copy of the new reseller agreement between Bell Atlantic and Destineer. We thank you, Ed and Steve for the time and effort required to bring the new contract to a timely completion.

Destineer and Mtel are nearing the final stages of our product readiness plans for both SkyWord Plus and 2-Way services. I have a launch planning meeting scheduled with Camper Bull on April 7, 1997. Prior to my meeting with Camper, I plan to meet with Kevin O'Dare to get his input on several of the key issues. I suggest that preceding the launch at Bell Atlantic, we set up a final meeting with you and your Department Heads to review the plans.

As we discussed, I would like to issue a press release announcing that Bell Atlantic Paging has signed the new agreement with Mtel. The press release that Mtel issued named only "Bell Atlantic Mobile Systems." Please advise me at your convenience.

We are looking forward to a robust launch of Destineer's new services and remain confident that Bell Atlantic will be a major contributor.

 Regards,

/s/ Dan Kuchem
Dan Kuchem

 Regional Sales Manager

 cc:      Steve Tugentman
          Ed Baureis
          Dave Warden
          Cal LaRoche

 Enclosure

                               RESELLER AGREEMENT

This Reseller Agreement, as the same may be amended, supplemented, or modified from time to time ("Agreement is made and entered into by and between Destineer Corporation ("Destineer"), a Delaware corporation, and Atlantic Paging, Inc. ("Reseller"), a Delaware corporation.

1. The term of this agreement shall commence as of the Effective Date (as defined in the attached Terms and Conditions) and shall continue for a period of one (1) year thereafter (the "Initial Term").

2. The parties' rights and obligations under this Agreement are set forth in the Terms and Conditions attached hereto and the accompanying exhibits which are incorporated by reference herein.

3. Reseller's address for purposes of Section 15 of the attached Terms and Conditions shall be 1719A Route 10, Suite 300, Parsippany, New Jersey 07054; telephone number (201) 560-8001; facsimile number (201) 560-8004;
     attention Director of Finance; with a copy to Bell Atlantic - NYNEX Mobile Legal Department, 180 Washington Valley Road, Bedminster, New Jersey 07921.

In Witness Whereof, Destineer and Reseller have executed this Agreement on the dates noted below.

DESTINEER CORPORATION

Date:  3/19/97                              /s/ Calvin C. LaRoche
                                            -----------------------------------
                                            By: Calvin C. LaRoche
                                            Title: Senior Vice President
                                                   BELL ATLANTIC PAGING, INC.

Date: 3/5/97                               /s/ R. M. Balascio
                                           ------------------------------------
                                           By: R. M. Balascio
                                           Title: President


                                  CONFIDENTIAL

                           TERMS AND CONDITIONS

1. Definitions.

         (a) Affiliate: As applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person through the ownership of voting securities, by contract or otherwise.

         (b) Ancillary Services: The ancillary services, support and rights identified and described in more detail in Exhibit "A" attached hereto.

         (c) Cap Code: A Device specific identification code, to be assigned by Reseller to each Device placed in service on the SkyTel Network in accordance with the provisions of Section 6(d) below.

         (d) Confidential Information: Any business, marketing, sales, financial or technical information including, without limitation, any information relating to the present and future business operations or financial condition, and all other information of any kind which may reasonably be deemed confidential or proprietary, disclosed by one party to the other pursuant to this Agreement, which is designated or identified as "confidential", "proprietary", or in some other manner to indicate its confidential nature. Notwithstanding the above, "Confidential Information" does not include information that (i) is or becomes generally known or available by publication, commercial use, or otherwise through no fault of the receiving party; (ii) was known by the receiving party at the time of disclosure by the disclosing party as evidenced by competent written proof; (iii) is independently developed by the receiving party without use of the disclosing party's Confidential Information; or(iv) is lawfully obtained from a third Person who has the right to make such disclosure.

         (e) Device: Any wireless messaging unit that Destineer, in its sole discretion, deems acceptable for use on the SkyTel Network, a current listing of which is set forth in Exhibit "B" attached hereto. All wireless messaging units activated by Reseller and currently in use on the SkyTel Network are acceptable for use on the SkyTel Network, subject to the provisions of Exhibit "E", note
(b) hereof.

         (f) Effective Date: The date this Agreement is executed by Destineer.

         (g) Person: Any individual, company, corporation, firm, partnership, joint venture, association, organization, or trust, in each case whether or not having legal identity.

         (h) PIN: A unique, Subscriber specific, personal identification number, mailbox identification number, or other form of identification number, which may include, without limitation, a personal toll free number, to be assigned by Reseller in accordance with the provisions of Section 6(d) below.

         (i) SkyTel: SkyTel Corp., a Delaware corporation and Affiliate of Destineer.

         (j) SkyTel Marks: The trade names, trademarks, logos, and service marks owned by or licensed to Destineer that are listed in Exhibit "C" attached hereto, as Exhibit "C" may be amended from time to time.

         (k) SkyTel Network: Collectively, the one-way and two-way wireless messaging systems owned and operated by Destineer and its Affiliates to provide the SkyTel Services.

         (l) SkyTel Services: The wireless messaging service offerings provided by Destineer and its Affiliates as more fully described in Exhibit "D" attached hereto. Notwithstanding the provisions of Section 17(j) below, Destineer may revise Exhibit "D" from time to time in its sole discretion upon the delivery of written notice to Reseller at least one hundred eighty (180) days prior to the effective date of such revision, excepting only those situations in which a given SkyTel Service is dependent on the provision of information or assistance from independent third parties and the discontinued by Destineer on account of a termination of such third party's with Destineer or its Affiliates, in which case Destineer shall provide much advance notice of the discontinuation as reasonably possible, including the above. Destineer shall ensure that any services set forth in Exhibit "D" consist of "basic services", as defined under applicable FCC rules, policy statements or other FCC pronouncements, shall remain available to Reseller for resell on a "grandfather" basis to the extent such services are commercially available through SkyTel.

         (m) Subscriber: A customer of Reseller that, by virtue of the reseller relationship established hereunder, is an end-user of the SkyTel Services.

         (n) UIS or Unit in Service: A SkyTel Service account activated by Reseller that consists of (i) "Basic Services" (see Exhibit "D" attached hereto) or (ii) Voice Mail services. For example, a SkyWord service account constitutes one (1) UIS; a SkyWord service account activated in connection with Voice Mail services constitutes two (2) UIS.

2.  Authority.

         (a) Destineer grants Reseller a non-exclusive right to resell the SkyTel Services in the United States in accordance with the Terms and Conditions of this Agreement. The right and authority granted herein is subject to and conditioned upon Reseller's satisfaction of Destineer's standard credit review policies and procedures.

         (b) Notwithstanding the provisions of Section 2(a) above, all personnel of Reseller involved in the promotion, marketing and sale of wireless messaging services provided over the two-way wireless messaging network owned and operated by Destineer and its Affiliates, as a condition of Reseller's right to promote, market and sell such services, must undergo and successfully complete training on the use and utilization of such services in accordance with the provisions set forth in Exhibit "A-1" attached hereto.

         (c) Notwithstanding anything to the contrary herein, Destineer and its Affiliates expressly reserve the right to promote, solicit, market and sell the SkyTel Services directly to Subscribers and other Persons, whether located within or outside of the United States; provided, however, that Destineer shall be prohibited from utilizing directly or otherwise sharing with or disclosing to SkyTel any Subscriber related information to which Destineer may obtain from Reseller as a result of the relationship established hereunder. The parties acknowledge that this Agreement constitutes a non-exclusive relationship and that, accordingly, Reseller may offer to sell any other paging services of its choosing, with no assurances of any particular volume of sales of the Sky Tel Services.

3.  Price and Payment

         (a) Reseller shall compensate Destineer for the SkyTel Services in accordance with the pricing schedule attached hereto as Exhibit "E". Monthly service fees shall be payable by Reseller in advance and are not contingent upon usage. Reseller shall pay applicable valid and undisputed usage and other charges in arrears. Notwithstanding the provisions of Section 17(j) below, Destineer reserves the right to modify the fees and charges set forth in Exhibit "E" upon at least ninety (90) days advance written notice to Reseller. Prices charged by Reseller to Subscribers for the SkyTel Services shall be determined solely by Reseller. Should Destineer increase pricing for the SkyTel Services as set forth above, Reseller shall have the right to terminate this Agreement within the first ninety (90) day period following the effective date of the price increase by providing Destineer at least thirty (30) days notice of such termination.

         (b) To the extent requested by Reseller, Reseller shall compensate Destineer for the Ancillary Services in accordance with the rates and charges set forth in Exhibit "A" attached hereto.

         (c) Destineer shall invoice Reseller on a monthly basis for all fees and charges accruing hereunder. Such fees and charges, if valid and undisputed, shall be due and payable by Reseller within forty-five (45) days of the date of Destineer's invoice. Any balance not paid by such due date shall bear interest at the rate of one and one half percent (1 1/2%) per month from and after the due date. All sales, use and other such taxes to the extent applicable as related Reseller's activities hereunder, except taxes based upon the income of Destineer, shall be paid by Reseller.

         (d) Subject to the provisions contained in Section 3(f) below, Reseller shall be liable to Destineer for all fees and charges accruing hereunder, whether or not Reseller collects any amounts from its Subscriber(s). Reseller shall bear all risks and expenses incurred in connection with its sale of the SkyTel Services to its Subscribers.

Terms and Conditions
Page 2 of 5

         (e) The parties shall cooperate in good faith to timely resolve any disputed fees and charges.

         (f) In the event of an interruption of service over the SkyTel Network which is not due to the negligence or willful act of Reseller or its Subscribers, Destineer shall grant Reseller a credit ("Credit") against Reseller's next applicable monthly bill for the SkyTel Services rendered inoperative by the interruption; provided, however, that no Credit shall be made for accumulated periods of interrupted network service of fewer than five (5) hours per month. In determining the hours of interrupted network service, an "interruption" shall mean a service outage covering a material portion of a given market area (e.g., a single transmitter failure in New York that does not materially affect coverage in New York as a whole will not be deemed an "interruption"); an individual interruption of less than thirty (30) minutes shall be disregarded; and an interruption in excess of thirty (30) minutes shall be considered an additional hour. The amount of any such Credit shall be the lesser of the following amounts: (a) the amount of any such credits extended by Reseller to its Subscribers on account of any such interruptions that Reseller is able to document and verify to Destineer within sixty (60) days following the end of the month in which the interruption occurred, or (b) an amount computed by multiplying the monthly recurring charges imposed on Reseller applicable to the SkyTel Services rendered inoperative by interruptions in the affected month by a fraction, the numerator of which shall be the total number of hours of the interruption of the network service (determined in accordance with the preceding sentence) and the denominator of which shall be 720 hours.

         (g) Destineer warrants and represents that the pricing set forth herein shall at all times be no less favorable to Reseller than offered or provided to other resellers of the SkyTel Services (including SkyTel, to the extent SkyTel is serving as a reseller of services provided through Destineer or an Affiliate of Destineer) undertaking commitments and obligations substantially equal to or less than those undertaken by Reseller hereunder. In addition, if Destineer or SkyTel provides any of the SkyTel Services referenced herein to any Affiliate of Reseller, such Affiliate shall be entitled to the applicable discounts for such Services as granted to Reseller hereunder based on the aggregated volumes of Reseller and any such Affiliate.

4. Reseller Obligations.

         (a) Reseller shall ensure that each of its employees performing any operations in connection with the provision of the SkyTel Services are adequately trained, prior to the commencement of any such operations, and are competent to perform their respective duties.

         (b) In providing the SkyTel Services to its Subscribers, Reseller shall comply with all laws, rules and regulations promulgated by the FCC applicable to the activities Reseller hereunder, as well as with all reasonable message length, message volume and other such operational procedures and limitations established by Destineer from time to time.

         (c) Except to the extent otherwise requested by Reseller and expressly set forth in Exhibit "A" attached hereto, Reseller shall be solely responsible for the provision of any and all sales and associated activities (including, without limitation, billings to and collections from Subscribers). Devices and customer support services to its Subscribers as related to the SkyTel Network, and shall be solely responsible for any and all costs and expenses related thereto.

         (d) Reseller shall not misrepresent the SkyTel Services to Subscribers or otherwise make any false claims, representations or warranties in connection with the provision of the SkyTel Services to its Subscribers.

         (e) Reseller shall ensure that appropriate disclaimer and limitation of liability provisions, similar to those set forth in Section 9 hereof, are incorporated in all agreements between Reseller and its Subscribers relative to the provision of the SkyTel services.

5. Destineer Obligations.

         (a) Destineer and its Affiliates shall, at all times, have the sole and exclusive control and authority over the design, construction, development, management, operation, and maintenance of the SkyTel Network and the SkyTel Services.

         (b) Destineer shall provide Subscribers access to the SkyTel Network through a carrier or carriers of Destineer's choice via toll-free or local dial up from any point in the continental United States, Alaska and Hawaii, and shall ensure that the SkyTel Services provided to Subscribers shall be of at least the grade and quality as provided by SkyTel to its direct customers.

         (c) To the extent requested by Reseller, Destineer shall provide the Ancillary Services to Reseller in accordance with the provisions set forth in Exhibit "A" attached hereto.

         (d) In providing the SkyTel Services to Reseller, Destineer shall comply with all laws, rules and regulations promulgated by the FCC applicable to the activities of Destineer hereunder.

         (e) Destineer shall support the following SkyTel Network reliability objectives in its provision of the SkyTel Services.

             (i) Overall reliability (including software dial-in and operator dispatch): 95%.

            (ii) Availability: 95%, which is defined from a Subscriber viewpoint as having the SkyTel Network available to receive message requests without considering blockage of the SkyTel Network, measured on a quarterly basis.

            (iii) Blockage: Less than a 5% overall probability of blockage in the SkyTel Network, which shall be a measure of the probability that a Subscriber will not be able to complete a message request due to encountering blockage in the SkyTel Network via heavy traffic volume occurring at the moment, measured on a quarterly basis.

            (iv) Coverage Success: 95% overall messaging coverage success, the percentage of message requests that are successfully delivered to a messaging terminal, measured on a quarterly basis as a percentage of messages received.

         (f) Destineer will periodically re-evaluate the service objective set forth in Section 5(e) above and will work with Reseller in good faith to revise such objective to ensure that they reflect meaningful and appropriate measures of system quality and performance. Destineer further warrants that it will make reasonably necessary adjustments to the objectives to ensure that the SkyTel Service are maintained at or above industry standard levels.

         (g) Destineer will make available to Reseller, on a monthly basis, such reports as are reasonably necessary to track performance against the service objectives set forth in Section 5(e) above, on a market-by-market basis.

         (h) If the SkyTel Network service quality falls below any of the above stated objectives, Destineer shall promptly take such remedial action as necessary to cure such failures within sixty (60) days from the date of the occurrence of the particular network problem, provided that such necessary actions are not commercially unreasonable.

6. Devices.

         (a) General. Reseller and its Subscribers shall only activate the Devices listed in Exhibit "B" in connection with the SkyTel Services. All Devices placed in service on the SkyTel Network by or through Reseller shall comply with the provisions of this Agreement, including, without limitation, the provisions of this Section 6(a) and, to the extent applicable, the restrictions relative to use of the SkyTel Marks in Retail Distribution as set forth in Exhibit "A-5" attached hereto. Notwithstanding the provisions of Section 17(j) hereof. Destineer may revise the Device listing set forth in Exhibit "B" from time to time upon the delivery of written notice to Reseller at least ninety
(90) days prior to the effective date of such revision. If Destineer amends Exhibit "B" in such a manner whereby previously authorized Devices are no longer authorized for use on the SkyTel Network, Reseller shall take such actions as are necessary, at Reseller's sole cost and expense, to substitute authorized Devices for the previously authorized Devices then utilized by Subscribers in accordance with the following time frames: (i) for Devices utilized on the one-way wireless messaging networks owned and operated by Destineer and its Affiliates within thirty-six (36) months following the effective date of the revision to Exhibit "B", and (ii) for Devices utilized on the two-way wireless messaging network owned and operated by Destineer and its Affiliates, within forty-eight (48) months following the effective date of the revision to Exhibit "B".

       (b) Procurement. At Reseller's request, Destineer shall sell Devices to Reseller at the prices set forth in Exhibit "B"; provided that the Devices requested are available by Destineer for distribution to Reseller, as determined by Destineer in its

                                  CONFIDENTIAL

Terms and Conditions
Page 3 of 5

sole discretion. Subject to the provisions of Section 6(a) above, Reseller may also obtain Devices from the Device manufacturer or from any other authorized source of such Devices.

(c) Activation. All Devices activated on the SkyTel Network by Reseller shall be coded and activated only in accordance with reasonable directives, policies and procedures established by Destineer, which, with respect to the two-way wireless messaging network owned and operated by Destineer and its Affiliates, may include, without limitation, coding and activation of the Devices at the manufacturer level or by or at the direction of Destineer.

(d) Cap Code and PIN Coordination.

(i) Reseller shall assign Cap Codes and PINs to Devices utilized by Subscribers only from blocks of Cap Codes and PINs to be allocated to Reseller by Destineer. Destineer will use commercially reasonable efforts to make a sufficient number of Cap Codes and PINs available to Reseller as shall be necessary to service the number of Subscribers which Reseller, in the exercise of its reasonable judgment, projects will utilize the SkyTel Services.

(ii) All PINs and Cap Codes assigned to Reseller by Destineer shall remain the property of Destineer. Destineer shall have the right to utilize PIN(s) and Cap Codes which are not utilized by Reseller, as well as those associated with deactivated Devices, as Destineer may determine from time to time in its sole discretion.

7. Trademarks and Logos. Destineer and its Affiliates shall have no right to use Reseller's name or logo without the prior written consent of Reseller. The SkyTel Services and Devices provided by Reseller to its Subscribers shall be private branded (i.e., except to the extent otherwise provided herein. Reseller shall have no right or authority to market, promote or sell the SkyTel Services and related Devices under any brand, trade or service marks owned by or licensed to Destineer or its Affilates). Notwithstanding the foregoing, Destineer shall, to the extent requested by Reseller, license to Reseller the right to utilize the SkyTel Marks in connection with such activities in accordance with and subject to the provisions set forth in Exhibit "A-5" attached hereto.

8. Representations and Warranties. Each party represents and warrants to the other that (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of its incorporation; (b) it has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement; (c) this Agreement has been duly authorized, executed, and delivered and constitutes a valid and binding obligation of such party enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights; and (d) the execution, delivery, and performance of and compliance with this Agreement does not and will not conflict with, or constitute a default under, or result in the creation of, any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of such party, nor result in violation of (i) any term of its certificate of incorporation or bylaws, (ii) in any material respect, any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, or (iii) to the best of its knowledge, any order, statute, rule or regulation applicable to such party, the violation of which would have a material adverse effect on its business or properties.

9. Limitation of Liabilities.

         (a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, DESTINEER AND ITS AFFILIATES MAKE NO WARRANTIES, EITHER EXPRESS OR IMPLIED, CONCERNING THE SKYTEL SERVICES, THE SKYTEL NETWORK OR THE ANCILLARY SERVICES, AND HEREBY EXPRESSLY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. UNDER NO CIRCUMSTANCES SHALL DESTINEER OR ITS AFFILIATES BE LIABLE TO RESELLER OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, SUBSCRIBERS, FOR (i) ANY LOSS, INJURY OR DAMAGE, OF WHATEVER KIND OR NATURE RESULTING FROM OR ARISING OUT OF ANY MISTAKES, ERRORS, OMISSIONS, DELAYS, OR INTERRUPTIONS IN THE RECEIPT, TRANSMISSION, OR STORAGE OF ANY MESSAGES, SIGNALS OR INFORMATION ARISING OUT OF OR IN CONNECTION WITH THE SKYTEL SERVICES OR USE OF THE SKYTEL NETWORK, OR (ii) THE CONTENT OF ANY INFORMATION CONTAINED IN ANY MESSAGE TRANSMISSION OVER THE SKYTEL NETWORK. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, SUBSCRIBERS, FOR INDIRECT, INCIDENTAL, OR SPECIAL DAMAGES, LOST PROFITS, LOST SAVINGS, OR ANY OTHER FORM OF CONSEQUENTIAL DAMAGES, REGARDLESS OF THE FORM OF ACTION, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER RESULTING FROM BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE.

         (b) DESTINEER MAKES NO WARRANTIES AS TO ANY DEVICES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. TO THE EXTENT LEGALLY PERMISSIBLE, DESTINEER SHALL ASSIGN ALL MANUFACTURER'S WARRANTIES FOR SUCH DEVICES, IF ANY, TO RESELLER.

10. Term.

         (a) The Initial Term of this Agreement shall be as specified on the signature page of this Agreement. The term of this Agreement may be renewed for additional terms at the expiration of the Initial Term and at each anniversary thereof by mutual written agreement of the parties prior to the expiration of the then current term.

         (b) Upon any provision of this Agreement, Destineer and Reseller shall, subject to the provisions of Sections 10(c) and 11(c) below, be released from all obligations and liabilities to the other occurring or arising after the date of such termination or the transactions contemplated hereby, except with respect to those obligations which by their nature are designed to survive termination; provided that no such termination will relieve Reseller from any amount due and owing hereunder or either from any liability arising from any breach of this Agreement occurring prior to termination.

         (c) Termination of this Agreement shall not affect or diminish Reseller's obligation to make payment to Destineer for services provided before or after the date of termination, and such obligation shall survive termination of this Agreement. Upon any termination of this Agreement, the parties shall, subject to the provisions of Section 11(c) below, cooperate in good faith to effect an orderly wind-down of the relationship created under this Agreement. Destineer's provision of the SkyTel Services to Reseller following the date of any such termination shall be expressly conditioned upon and subject to Reseller's compliance with the Terms and Conditions of this Agreement, including, without limitation, Reseller's timely payment to Destineer for services provided in accordance with the first sentence of this Section 10(c).

11. Default.

         (a) The following shall constitute an Event of Default: (i) failure by Reseller to make any payment when due; (ii) failure by either party to observe or perform in any material respect any of the covenants or agreements contained in this Agreement; or (iii) a party's insolvency, assignment for the benefit of creditors, appointment or sufferance of an appointment of a trustee, a receiver or similar officer, or commencement of a proceeding seeking reorganization, rehabilitation, liquidation or similar relief under the bankruptcy, insolvency, or similar debtor-relief statutes.

         (b) Upon the occurrence of an Event of Default, the party not in default shall have the right to terminate this Agreement upon written notice to the other party and the failure of the other party to cure such Default within thirty (30) days of receiving such written notice. Notwithstanding anything herein to the contrary, Destineer shall have the right, at its option, to immediately terminate this Agreement, without further notice or right to cure, upon the occurrence of any second or subsequent Default under Section 3(c) above within any twelve (12) month period.

(c) In the event of termination of this Agreement by Destineer due to the occurrence of an Event of Default by Reseller, Destineer and its Affiliates shall have the absolute right, without notice to Reseller, to take whatever action Destineer deems necessary or advisable to solicit the business of such Subscribers for the benefit of Destineer and its Affiliates. Reseller's obligations under this Section shall survive the termination of this Agreement.

         12. Assignment. This Agreement may not be assigned or transferred by either of the parties to any other Person without the prior written consent by the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the above,


                                  CONFIDENTIAL
either party may assign this Agreement, without the prior consent of the other party to any Person acquiring all or substantially all of the assets of the assigning party or to an Affiliate of the assigning party. In the event of any assignment of this Agreement, all terms and conditions hereof shall be binding upon and ensure to the assignee as though such assignee were an original party hereto.

13.     Indemnity and Insurance.

        (a) Indemnity.

                (i) Except to the extent caused by the gross negligence or willful misconduct of Destineer, Reseller shall defend, indemnify, and hold Destineer and its Affiliates harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorney's fees, resulting from, arising out of, or in any way connected with (A) any breach by Reseller of any warranty, representation, agreement, or obligation contained herein, (B) the performance of Reseller's duties and obligations hereunder, or (C) any unauthorized use of the SkyTel Marks by Reseller. Reseller's obligations under this Section shall survive the termination of this Agreement.

                (ii) Destineer shall defend, indemnify, and hold Reseller harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorney's fees, resulting from, arising out of, or in any way connected with (A) any breach by Destineer of any warranty, representation, agreement, or obligation contained herein, or (B) the performance of Destineer's duties and obligations hereunder. Destineer's obligations under this Section shall survive the termination of this Agreement.

                (iii) Destineer shall defend, indemnify, and hold Reseller harmless from and against any and all liabilities, losses, damages and costs, incuding reasonable attorney's fees, resulting from, arising out of, or in any way connected with any infringement or claim of infringement of any U.S. Patent, trademark, copyright, or other intellectual property right by Destineer's provision of the SkyTel Serices to Reseller hereunder, except to the extent any such infringement or claim of infringement is due to Reseller's material alteration of the SkyTel Services or Reseller's use of the SkyTel Services in combination with any products or services not provided by SkyTel. Destineer's obligations under this Section shall survive the termination of this Agreement.

         (b) Insurance. Reseller shall maintain comprehensive general liability insurance in a combined single limit of not less than $1,000,000.00, which shall cover bodily injury (including death) and property damage. Purchase and maintenance of such insurance shall not be construed as relieving Reseller of any of its obligations hereunder.


14. Confidentiality. Each party acknowledges that, during the term of this Agreement, it will be entrusted with Confidential Information relating to the business of the other party. Neither party will use the other's Confidential Information for purposes other than those necessary to further the purposes of this Agreement. Neither party will disclose to third Persons the other's Confidential Information without the prior written consent of the other party. Each party understands, acknowledges and agrees that the terms and conditions of this Agreement are confidential and resticted by this Section as to disclosure to any third Person. Should either party be required under applicable law, rule or regulation, or pursuant to the order of any court or governmental entity of legal process of any governmental entity of conpetent jurisdiction to disclose Confidential Information of the disclosing party in the receiving party's possession, custody or control, the receiving party shall use commercially reasonable efforts to: (a) give at least thirty (30) days prior written notice of such disclosure to the disclosing party; (b) limit such disclosure; and (c) make such disclosure only to the extent so required. The parties' obligations hereunder with respect to Confidential Information shall survive the expiration or earlier termination of this Agreement.

15. Notices. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed, or sent by overnight courier, and shall be deemed to have been received when (a) delivered in person or received by telecopy or telex, or (b) one (1) business day after delivery to the office of such overnight courier service with postage prepaid and properly addressed to the other party, at the following respective addresses;

To Destineer:   Destineer Corporation
                200 South Lamar Street
                Mtel Centre South, Suite 1000
                Jackson, Mississippi 39201
                Telephone: (601) 944-1300
                Facsimile: (601) 944-3225
                Attention: Senior Vice President, Wholesale Distribution

To Reseller:    See address specified on the signature page of this Agreement.

or to such other address or addresses as either party may from time to time designate as to itself by like notice.

16. Agreements With Affiliates. The obligations and benefits of the Agreement shall apply to any Affiliate of Reseller that elects to undertake such obligations and benefits: provided that, in each such instance, such Affiliate executes a separate document substantially in the form of Exhibit "F" attached hereto assuming all obligations and liabilities pertaining to such Affiliate pursuant to the Agreement. Reseller shall not be responsible for payment of any such Affiliate's accounts nor will Affiliate's non-payment affect Reseller's account.

17. Miscellaneous.

         (a) Laws, Rules, and Regulations. This Agreement is subject to all laws, rules, regulations, and ordinances relative to, among other things, the provision of wireless messaging services, including, without limitation, the Communications Act of 1934 and the Telecommunications Act of 1996, as amended, and all rules and regulations promulgated thereunder.

         (b) Force Majeure. Neither party will be liable for any nonperformance under this Agreement due to causes beyond its reasonable control that could not have been reasonably anticipated by the non-performing party as of the Effective Date and that cannot be reasonably avoided or overcome; provided that the non-performing party gives the other party prompt written notice of such cause promptly, and in any event within fifteen (15) calendar days of discovery thereof.

         (c) Independent Parties. None of the provisions of this Agreement shall be deemed to constitute a partnership, joint venture, or any other such relationship between the parties hereto, and neither party shall have any authority to bind the other in any manner. Neither party shall have or hold itself out as having any right, authority or agency to act on behalf of the other party in any capacity or in any manner, except as may be specifically authorized in this Agreement.

         (d) Applicable Law. The validity, construction and performance of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of law.

         (e) Severability. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (f) No Waiver. No delay or failure by Destineer in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right. Failure by Destineer to enforce any right under this Agreement will not be deemed a waiver of future enforcement of that or any other right.

         (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

         (h) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (i) Construction. This Agreement has been negotiated by the parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party based on draftsmanship of the Agreement or otherwise.

         (j) Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supercedes and replaces all prior or contemporaneous understandings or agreements, written or oral, between Reseller and Destineer or any of its Affiliates regarding such subject matter. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of both parties.

         (k) Publicity. Neither party shall release for publication any advertising or press releases relating to this Agreement or the performance hereunder without the express prior written consent of the other party. Notwithstanding the foregoing, Reseller shall have the right to inform its Subscribers and prospective Subscribers that the SkyTel Services are provided over the SkyTel Network.

                                  Exhibit "A"

                               Ancillary Services

Destineer shall provide the Ancillary Services and rights set forth in the attachments designated below at the price set forth in such attachments.

                 Exhibit "A-1": Training
                 Exhibit "A-2": Reseller Support Services
                 Exhibit "A-3": Device Repair and Replacement Services Exhibit "A-4": Sales and Marketing Services
                 Exhibit "A-5": License Rights







                                  CONFIDENTIAL

                                  Exhibit "A-1"

                                    Training

1. As a condition of the rights granted to Reseller hereunder to resell SkyTel's two-way wireless messaging services, all personnel of Reseller involved in the promotion, marketing and sale of SkyTel's two-way wireless messaging services shall undergo and successfully complete the SkyTel 2-Way training and certification program established by Destineer for resellers of such services, which program and certification process shall be conducted in accordance with Destineer policies and procedures and which may be amended by Destineer from time to time. Only such personnel of Reseller that have completed such training and certification program to the satisfaction of Destineer may represent Reseller in the sale and support of SkyTel's two-way wireless messaging services. Such training and certification program shall be implemented on a fair and even basis with respect to Reseller, as with all resellers of SkyTel's two-way wireless messaging services, and shall be imposed on Reseller only to the extent Destineer reasonably believes is necessary (a) to familiarize such personnel with SkyTel's two-way wireless messaging services, the two-way wireless messaging network owned and operated by Destineer and its Affiliates and use of the related Devices, and (b) for Reseller to promote and market SkyTel's two-way wireless messaging services in a professional and competent manner.

2. Destineer shall conduct such training and certification program for Reseller at times and locations mutually agreeable to the parties. Reseller shall bear all costs and expenses associated with such training and certification program, shall reimburse Destineer for all reasonable out-of-pocket travel and lodging expenses, and shall pay Destineer the fees and charges, as applicable, as specified in the attached pricing schedule. As part of such process and to the extent requested by Reseller, Destineer shall train selected personnel of Reseller to conduct future training and certification programs for Reseller's employees on behalf of Destineer.

3. To the extent requested by Reseller, Destineer shall also conduct, at times and locations mutually agreeable to Reseller and Destineer, training sessions for employees of Reseller involved in the promotion, marketing and sale of SkyTel's one-way wireless messaging services. Reseller shall bear all costs and expenses associated with such training sessions, shall reimburse Destineer for all reasonable out-of-pocket travel and lodging expenses, and shall pay to Destineer the fees and charges, as applicable, as specified in the attached pricing schedule.





                                  CONFIDENTIAL

                           TRAINING PRICING SCHEDULE

-----------------------------------------------------------------------------------------------------------------------------------
               Item*                                Price                                         Description
-----------------------------------------------------------------------------------------------------------------------------------
                                                           Print Materials
-----------------------------------------------------------------------------------------------------------------------------------
1.  SkyGuide                          $5.00 per copy, print               Workbook with written exercises and quizzes (SkyTel
                                      $5.00 per disk, elec cpy            Products/Svcs)
-----------------------------------------------------------------------------------------------------------------------------------
2.  5-day selling skills course       $40.00 per manual, print            12 modules for selling skills: presentation skills; comp
                                      $5.00 per module, print             presenting SkyTel capabilities; intro to SkyTel sales
                                      $5.00 per disk, elec cpy            selling in F1000; building acct. relationships; letter
                                                                          telemarketing; qualifying customers and ideal applications selling the SkyTel solution; maintenance; developing an
                                                                          action plan
-----------------------------------------------------------------------------------------------------------------------------------
3.  Customer Service Instructor's     $10.00 per manual, print            The SkyTel System (one-way system only)
Guide                                 $5.00 per disk, elec cpy
-----------------------------------------------------------------------------------------------------------------------------------
4. Customer Service Participant       $10.00 per manual, print            The SkyTel System (one-way system only)
Guide for one-way services            $5.00 per disk, elec cpy
-----------------------------------------------------------------------------------------------------------------------------------
5.  Self-study guides                 $5.00 per copy, print               Ex: intro to networked environments; popular LAN-b mail
                                      $5.00 per disk, elec cpy            systems
-----------------------------------------------------------------------------------------------------------------------------------
6.  Edits to print materials          $50 per hour
-----------------------------------------------------------------------------------------------------------------------------------
                                                     Audiocassette
-----------------------------------------------------------------------------------------------------------------------------------
Basic Selling Skills                  $20.00 per set                      Set of 6 audiocassettes with workbook (audio script
                                                                          worksheets)
-----------------------------------------------------------------------------------------------------------------------------------
                                                          Video
-----------------------------------------------------------------------------------------------------------------------------------
1.  Custom Video                      $250.00 per finished minute         Includes scripting, production and editing
-----------------------------------------------------------------------------------------------------------------------------------
2.  Video duplication                 $5.00 per tape                      Duplication for custom videotape
-----------------------------------------------------------------------------------------------------------------------------------
3.  2-Way Coverage                    $5.00 per tape
-----------------------------------------------------------------------------------------------------------------------------------
4.  5 minutes to Tango                $5.00 per tape                      Covers hardware features for the 2-Way unit
-----------------------------------------------------------------------------------------------------------------------------------
                                                  Facilitated Training
-----------------------------------------------------------------------------------------------------------------------------------
Products & Svc. Operations            $125 per day                        Plus T&E, and cost of duplicating materials
Selling Skills                        $275 per day                        Plus T&E, and cost of duplicating materials
-----------------------------------------------------------------------------------------------------------------------------------
                                                Computer Based Materials
-----------------------------------------------------------------------------------------------------------------------------------
1.  COMPEL presentations              $5.00 per module; includes          Basic PC Requirements; 8 MB RAM; 16 MB preferred 486
(multimedia) for one-way products     speakers notes, all on disk.        minimum; Pentium preferred; color monitor optional; sound
and services. 10 modules/disks        10 modules/disks                    blaster compatible sound card
-----------------------------------------------------------------------------------------------------------------------------------
2.  Develop New PowerPoint            $4/slide, color                     Electronic version only; PC format
presentations
-----------------------------------------------------------------------------------------------------------------------------------
3.  Existing PowerPoint               $5.00 per disk, electronic
Presentations                         version only
-----------------------------------------------------------------------------------------------------------------------------------

                                  CONFIDENTIAL

                                  Exhibit "A-2"

                            Reseller Support Services

Destineer shall provide telephone support to Reseller on a 7 day per week, 24 hours per day basis, to assist Reseller Subscriber related matters. To the extent Reseller utilizes Destineer to support base functions for Subscribers capable of being supported by Reseller, Destineer reserves the right to charge Reseller a service fee of $2.00 per call times the number of Subscriber PINS covered by the call.






                                 CONFIDENTIAL

                                  Exhibit "A-3"

                     Device Repair and Replacement Services

Notwithstanding the provisions of Section 9(b) of the Terms and Conditions, Destineer shall, at Reseller's request, repair or replace defective or damaged Devices sold to Reseller by Destineer in accordance with Section 6(b) of the Terms and Conditions, if any, for which claims are made during the applicable manufacturer's warranty period subject to any limitations contained in the applicable manufacturer's warranty. Destineer shall not be responsible for any costs or expenses related to the repair or replacement of Devices which are not covered by an applicable manufacturer's warranty (including, without limitation, shipping costs). In the event that Destineer elects to replace in warranty Devices in connection with this Exhibit "A-3", Reseller shall reasonably assist Destineer in coordinating such replacement efforts with its Subscribers.





                                  CONFIDENTIAL

                                                                  Exhitit "A"
                                                                  Page 1 of 1

                                  Exhibit "A-4"

                          Sales and Marketing Services

Specific services and pricing have yet to be developed, but, subject to the mutual agreement of the parties, may be added to this Exhibit "A-4" at a later time.





                                  CONFIDENTIAL

                                  Exhibit "A-5"

                                 License Rights

1. To the extent requested by Reseller, and subject to the provisions set forth herein, Destineer hereby grants to Reseller a non-exclusive, non-transferable license, during the term of this Agreement, to use the SkyTel Marks solely in connection with the advertisement and promotion of the SkyTel Services; provided, however, that Reseller shall have no such license or right to use the SkyTel Marks, and Reseller shall be expressly prohibited from using the SkyTel Marks, in connection with activities performed by the Reseller in the Retail Distribution (as such term is defined below) of the SkyTel Services. Reseller's use of the SkyTel Marks in any marketing, advertising and promotional materials and activities shall be subject to the prior written approval of Destineer, which shall not be unreasonably withheld or delayed. Reseller shall comply with all guidelines provided by Destineer with respect to the graphic reproduction and use of the SkyTel Marks. This license cannot be sub-licensed, assigned or otherwise transferred by Reseller to any third Person without the express prior written consent of Destineer. The license granted by Destineer to Reseller hereunder shall automatically and immediately terminate upon any termination of this Agreement.

2. The license granted to Reseller herein is subject to the reservation in Destineer of all right, title, and interest in and to the SkyTel Marks. Resellers's right to use the SkyTel Marks shall be limited to and shall arise only out of the license granted hereunder. Reseller shall not assert the invalidity, unenforceability, or contest the ownership by Destineer or its Affiliates of the SkyTel Marks in any action or proceeding of any kind or nature, and shall not take any action that may prejudice Destineer's rights in the SkyTel Marks, render the same generic, or otherwise weaken their validity or diminish their associated goodwill.

3. In consideration of such license rights, Reseller shall pay to Destineer, on a monthly basis, a royalty equal to $1.00 per Device activated by Reseller on the SkyTel Network, from and after the Effective Date, which bears a SkyTel Mark. Reseller shall (a) cooperate with Destineer in good faith to keep Destineer timely apprised of the number of Devices utilized by Reseller which bear or incorporate a SkyTel Mark, and (b) keep and maintain commercially appropriate books and records as may be reasonably necessary to verify the number of such Devices utilized by Reseller and the amount of royalties due to Destineer on account thereof. During the term of the Agreement and for a period of two (2) years thereafter, Destineer shall be entitled, on reasonable advance written notice to Reseller, to retain independent certified public accountants to review Reseller books and records for the purpose of verifying the accuracy of the accounting for royalties paid to Destineer in accordance with this Exhibit "A-5". Any underpayment or overpayment determined as a result of the review will be reflected in the next scheduled royalty payment by Reseller to Destineer. If such review verifies an underpayment error of greater than five percent (5.0%) of the aggregate royalties paid for the period being reviewed, Reseller shall pay the cost of such examination, and in any event, shall promptly pay to Destineer the amount of such underpayment plus ten percent (10.0%) annual simple interest on the underpayment, commencing when the underpayment should have been paid and ending when the underpayment is paid.

4. Reseller's right to utilize the SkyTel Marks, and the license granted hereunder, is expressly conditioned upon, in addition to Reseller's compliance with all Terms and Conditions of the Agreement, Reseller meeting and complying with the following conditions:

         (a) Reseller shall use the SkyTel Marks only in connection with the marketing, advertisement and promotion of the SkyTel Services, and shall at all times conduct such marketing, advertisement and promotional activities in a professional and competent manner, as well as within any additional conditions and limitations which Destineer may impose from time to time.

(b) Reseller shall establish and maintain a customer support division to assist Subscribers which operates and is available to Subscribers twenty-four (24) hours a day, seven (7) days a week, and shall comply with all other service quality standards promulgated by Destineer from time to time.

5. As used herein, the term "Retail Distribution" shall mean and include sales or other activities performed with or in the following channels: (a) traditional consumer electronics retailers, (b) direct mail/catalog retailers (e.g., Crutchfield, Sharper Image, Hammacher Schlemmer, and other such mass merchants selling directly to end-users through direct marketing communications), (c) direct marketing activities, (d) military retail dealers, (e) office supply and other specialty dealers (e.g., office/computer supply, beeper stores), and (f) premium/incentive companies. For purposes of this definition the term "direct marketing activities" means any activities conducted by or in conjunction with retailers, including, for example, using outside sales forces or placing advertisements or promotional materials in catalogs of retail-oriented companies. The term "direct marketing activities" does not, however, include the placement of advertisements in media (other than (a) through (1) above) directly and solely by Reseller.

6. The failure of Reseller to abide by and comply with any of the provisions set forth in this Exhibit "A-5" shall give Destineer, at its sole discretion, the right, in addition to any other rights afforded to Destineer in the Agreement, to immediately revoke and terminate the license granted hereunder.

                                  CONFIDENTIAL

                                   Exhibit "B"

                               Authorized Devices


-----------------------------------------------------------------------------------------------------------------------
    Manufacturer              Model                     Equipment Type                  Baud Rate        Price
 One-Way Devices:
-----------------------------------------------------------------------------------------------------------------------
    Motorola              Bravo(1)                       Numeric                          2400               N/A
    Motorola              Bravo Plus(1)                  Numeric                          2400               N/A
    Motorola              Advisor Gold FLX(Trademark)    Alpha-Flex                       6400             $149.00
    Motorola              Bravo FLX(Trademark)           Numeric-Flex                     6400             $ 69.00
    Motorola              Pro Encore FLX(Trademark)      Numeric-Flex                     6400             $ 74.00
    Motorola              Pronto FLX(Trademark)          Numeric-Flex                     6400               N/A
    Motorola              Ultra Express FLX(Trademark)   Numeric-Flex                     6400               N/A
    NEC                   Exec                           Numeric-Flex                     6400               N/A
 Two-Way Devices:
    Motorola              Tango                          Alphanumeric-Reflex              6400             $319.00
    Wireless Access       AccessLink                     Alphanumeric-Reflex              6400             $349.00
-----------------------------------------------------------------------------------------------------------------------

Notes:

(1)      May only be used by Subscribers authorized to receive
         International Service in non-Flex capable countries. Use of alphanumeric POCSAG pagers by Subscribers in connection with activations of International Service following the Effective
         Date shall be subject to Destineer's approval on a case-by-case basis.




                                  CONFIDENTIAL

                                   Exhibit "C"

                                  SkyTel Marks

1.       How the World Stays in Touch(Service Mark)
2.       Nationwide Now(Service Mark)
3.       SkyMail(Registered Mark)
4.       SkyNews(Registered Mark)
5.       SkyPager(Registered Mark)
6.       SkyTalk(Registered Mark)
7.       SkyTel(Registered Mark)
8.       SkyTel logo(Registered Mark) (one-way and two-way)
9.       SkyTel 2-Way(Service Mark)
10.      SkyTel Access(Trademark) Software
11.      SkyWord(Registered Mark)
12.      SkyWord Access(Trademark) Software
13.      SkyWriter(Trademark)





                                  CONFIDENTIAL

                                   Exhibit "D"

                                 SkyTel Services

I.       ONE-WAY SERVICES:

         A. Basic Services: Any one-way wireless messaging capabilities provided by or through SkyTel in the United States which Destineer makes available for resale by third parties that constitute "basic services as defined under applicable FCC rules, policy statements or other FCC pronouncements. Basic Services presently consist of those services described below.

               1.       SkyPager: Numeric service.

               2.       SkyWord: Alphanumeric service.

         B. Enhanced Services: Any one-way wireless messaging capabilities provided by or through SkyTel in the United States which Destineer makes available for resale by third parties that constitute "enhanced services", as defined under applicable FCC rules, policy statements or other FCC pronouncements. Enhanced Services presently consist of those services described below.

               1. Operator Dispatch: Operator assistance to generate alphanumeric messages.

               2. Voice Mail: Voice mailbox that accepts detailed messages from callers and notifies the Subscriber that a message has been received (generic arid SkyTalk branded).

               3. SkyNews:* News headlines provided twice daily free of charge.

               4. International Service: Provision of the SkyTel Services, on a "follow me" basis, over the global messaging network owned and operated by Destineer's Affiliate, Mtel International, Inc.

        C.     Coverage:

               1. Nationwide: Covers service areas in all fifty (50) states.

               2. Regional: Divides country into six (6) zones; Subscriber may select any one (1) zone.

               3. Metro: Divides country into sixty (60) zones; Subscriber may select any one (1) zone (available with SkyPager service only).

               4. Nationwide Now: Subscriber may temporarily expand Regional or Metro coverage to Nationwide coverage.

II.      TWO-WAY SERVICES:

         A. Basic Services: Any two-way wireless messaging capabilities provided by or through SkyTel in the United States utilizing narrowband PCS frequencies which Destineer makes available for resale by third parties that constitute "basic services", as defined under applicable FCC rules, policy statements or other FCC pronouncements. Basic Services presently consist of those services described below.

               1.       Message Offerings:

                        a)      Forward channel: messages of up to 500
                                characters each.

                        b) Reverse channel: message character lengths dependent upon the Device utilized by Subscriber.

                        c)      Delivery acknowledgment services.

                        d) Auto registration and message forwarding service (time stamped when sent).

               2.       Message Types:

                        a)      Numeric messages.

                        b)      Alphanumeric messages.

         B. Enhanced Services: Any two-way wireless messaging capabilities provided by or through SkyTel in the United States utilizing narrowband PCS frequencies which Destineer makes available for resale by third parties that constitute "enhanced services", as defined under applicable FCC rules, policy statements or other FCC pronouncements. Enhanced Services presently consist of those services described below.

               1. Operator Dispatch: Operator assistance to generate alphanumeric messages.

               2. Voice Mail: Voice mailbox that accepts detailed messages from callers and notifies the Subscriber that a SkyTalk message has been received (generic and SkyTalk branded).

               3. SkyNews:* News headlines provided twice daily free of charge.

         C.    Coverage: All SkyTel 2-Way coverage locations across the nation.

       Notes to Exhibit "D":

       * Reseller acknowledges that the informational content and data comprising SkyTel's SkyNews service is presently provided through Dow Jones & Company, Inc. ("Dow Jones"). To the extent Reseller utilizes SkyTel's SkyNews service or any other informational service front SkyTel which contains informational content and data supplied through Dow Jones ("Licensed Content"), Reseller agrees to, and shall ensure that each of its Subscribers procuring any such services from Reseller agrees to (through incorporation of appropriate provisions in its Subscriber agreements), the following: (a) that Reseller (except to the extent permitted in this Agreement) and its Subscribers shall not republish, reproduce, redistribute, broadcast, display or resell any headline, information or other content contained in the Licensed Content, (b) that the Licensed Content is the property of Dow Jones and its licensors and is protected by copyright, and that neither Reseller nor its Subscribers shall acquire any proprietary interest in the Licensed Content, (c) that Dow Jones, its licensors, Destineer and its Affiliates disclaim all warranties, including the implied warranties of merchantability or fitness for a particular purpose, for the Licensed Content and that Dow Jones, its licensors, Destineer and its Affiliates disclaim all liability in all events including negligence or contingencies in procuring, editing, writing, reporting or delivering the Licensed Content, and for inaccuracies or errors in or omissions from the Licensed Content, and for indirect, incidental, consequential or special damages, and (d) that the liability of Dow Jones, its licensors, Destineer or its Affiliates for any claims related to the Licensed Content shall be limited to the amounts paid by Reseller to Destineer for services containing the Licensed Content during the twelve (12) months immediately preceding the event giving rise to the claim.